FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (date of earliest event reported): April 13, 2007

                          GLOBETEL COMMUNICATIONS CORP.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                      0-23532                  88-0292161
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)

        101 NE 3rd Ave., Fort Lauderdale, FL                           33301
          (Address of Principal Executive Offices)               (Zip Code)

      Registrant's telephone number, including area code: 954-332-3759


            Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

GlobeTel Communications Corp. (the "Company") has agreed with the investors in its August 2005 Convertible Note placement to reprice the exercise price associated with their warrants to $.20 per share and to increase the number of shares issuable upon exercise of such warrants 1.5 times the original amount of warrants issued. In consideration of the aforementioned the investors exercised their warrants which will result in the issuance of up to 4,839,014 shares of common being issued for a total consideration of up to $967,802.80. To date, warrants have been exercised for a total of 3,750,000 shares for total consideration of $750,000.


Item 3.02. Unregistered Sales of Equity Securities.

In connection with the issuance of certain of the securities to the Investors as set forth in Item 1.01, above, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). The Company believes that the investors are 'accredited investors', as such term is defined in Rule 501(a) promulgated under the Securities Act.




                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       GlobeTel Communications Corp.


Dated: April 18, 2006                    By: /s/ Peter Khoury
                                           --------------------------
                                           Peter Khoury
                                           Chief Executive Officer